EXHIBIT 2

                                                                CONFORMED COPY
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                           364-DAY CREDIT AGREEMENT


                                  dated as of


                                 June 29, 2001


                                     among

                                  CONOCO INC.


                    The Borrowing Subsidiaries Party Hereto


                           The Lenders Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK
                            as Administrative Agent

                            BANK OF AMERICA, N.A.,
                                CITIBANK, N.A.,
                       DEUTSCHE BANK AG NEW YORK BRANCH
                                      and
                        THE ROYAL BANK OF SCOTLAND PLC,
                           as Co-Syndication Agents

                          CREDIT SUISSE FIRST BOSTON,
                               as Managing Agent

                          ---------------------------

                         J.P. MORGAN SECURITIES INC.,
                 as Advisor, Lead Arranger and Sole Bookrunner



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                                                              [CS&M #6701-207]


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                               TABLE OF CONTENTS


                                                                          Page

                                   ARTICLE I

                                  Definitions

SECTION 1.01.  Defined Terms.................................................1
SECTION 1.02.  Classification of Loans and Borrowings. .....................17
SECTION 1.03.  Terms Generally..............................................17
SECTION 1.04.  Accounting Terms; GAAP.......................................18
SECTION 1.05.  Certain Determinations by Agent
                and Lenders.................................................18
SECTION 1.06.  Exchange Rates...............................................18
SECTION 1.07.  Redenomination of Certain Foreign Currencies.................19

                                  ARTICLE II

                                  The Credits

SECTION 2.01.  Commitments..................................................19
SECTION 2.02.  Loans and Borrowings.........................................19
SECTION 2.03.  Requests for Revolving Borrowings............................20
SECTION 2.04.  Funding of Borrowings........................................21
SECTION 2.05.  Interest Elections...........................................22
SECTION 2.06.  Termination and Reduction of Commitments.....................24
SECTION 2.07.  Repayment of Loans; Evidence of Debt. .......................24
SECTION 2.08.  Prepayment of Loans..........................................25
SECTION 2.09.  Fees.........................................................26
SECTION 2.10.  Interest.....................................................27
SECTION 2.11.  Alternate Rate of Interest...................................28
SECTION 2.12.  Increased Costs..............................................28
SECTION 2.13.  Break Funding Payments.......................................30
SECTION 2.14.  Taxes........................................................30
SECTION 2.15.  Payments Generally; Pro Rata Treatment;
                 Sharing of Set-offs........................................32
SECTION 2.16.  Mitigation Obligations; Replacement of Lenders...............33
SECTION 2.17.  Additional Reserve Costs.....................................34
SECTION 2.18.  Borrowing Subsidiaries.......................................35

                                  ARTICLE III

                        Representations and Warranties

SECTION 3.01.  Organization; Powers.........................................36
SECTION 3.02.  Authorization; Enforceability................................36
SECTION 3.03.  Governmental Approvals; No Conflicts.........................36
SECTION 3.04.  Financial Condition; No Material Adverse Change..............37
SECTION 3.05.  Litigation and Environmental Matters.........................37


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                                                                             2


SECTION 3.06.  Compliance with Laws and Agreements..........................37
SECTION 3.07.  Investment and Holding Company Status........................37
SECTION 3.08.  Taxes........................................................38
SECTION 3.09.  ERISA........................................................38
SECTION 3.10.  Disclosure...................................................38
SECTION 3.11.  Federal Reserve Regulations..................................38


                                  ARTICLE IV

                                  Conditions

SECTION 4.01.  Closing Date.................................................39
SECTION 4.02.  Effective Date...............................................39
SECTION 4.03.  Each Credit Event............................................41
SECTION 4.04.  Initial Borrowing by Each Borrowing Subsidiary...............41


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information...................42
SECTION 5.02.  Notices of Material Events...................................43
SECTION 5.03.  Existence; Conduct of Business...............................44
SECTION 5.04.  Payment of Obligations.......................................44
SECTION 5.05.  Maintenance of Properties; Insurance.........................44
SECTION 5.06.  Books and Records; Inspection Rights. .......................44
SECTION 5.07.  Compliance with Laws and Agreements. ........................45
SECTION 5.08.  Use of Proceeds..............................................45
SECTION 5.09.  Completion of Acquisition....................................45

                                  ARTICLE VI

                              Negative Covenants

SECTION 6.01.  Subsidiary Indebtedness......................................45
SECTION 6.02.  Liens........................................................46
SECTION 6.03.  Sale and Leaseback Transactions..............................48
SECTION 6.04.  Fundamental Changes..........................................48
SECTION 6.05.  Transactions with Affiliates.................................49
SECTION 6.06.  Restrictive Agreements.......................................49
SECTION 6.07.  Debt to Capitalization Ratio.................................50

                                  ARTICLE VII

                               Events of Default

                                 ARTICLE VIII

                                   The Agent


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                                                                             3

                                  ARTICLE IX

                                   Guarantee

                                   ARTICLE X

                                 Miscellaneous

SECTION 10.01.  Notices.....................................................57
SECTION 10.02.  Waivers; Amendments.........................................58
SECTION 10.03.  Expenses; Indemnity; Damage Waiver..........................58
SECTION 10.04.  Successors and Assigns......................................60
SECTION 10.05.  Survival....................................................63
SECTION 10.06.  Counterparts; Integration;
                  Effectiveness.............................................64
SECTION 10.07.  Severability................................................64
SECTION 10.08.  Right of Setoff.............................................64
SECTION 10.09.  Governing Law; Jurisdiction; Consent to
                 Service of Process.........................................65
SECTION 10.10.  WAIVER OF JURY TRIAL........................................65
SECTION 10.11.  Headings....................................................66
SECTION 10.12.  Confidentiality.............................................66
SECTION 10.13.  Interest Rate Limitation....................................67
SECTION 10.14.  Conversion of Currencies....................................67


SCHEDULES:
---------

Schedule 2.01  -- Commitments
Schedule 10.01 -- Notices

EXHIBITS:
--------

Exhibit A   -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Borrowing Subsidiary Agreement
Exhibit B-2 -- Form of Borrowing Subsidiary Termination
Exhibit C-1 -- Form of Opinion of Wayne C. Byers,
                 Senior Counsel of the Company

Exhibit C-2 -- Form of Opinion of special Canadian counsel
                 to the Company
Exhibit D   -- Form of Borrowing Request
Exhibit E   -- Form of Note
Exhibit F   -- Mandatory Costs Rate

                         364-DAY CREDIT AGREEMENT dated as of June 29, 2001,
                    among CONOCO INC., a Delaware corporation (the "Company"), the BORROWING SUBSIDIARIES named on the signature pages hereto and the other BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS from time to time party hereto (the "Lenders") and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (the "Administrative Agent").

          The Company has entered into a Support Agreement dated as of May 28, 2001 (the "Support Agreement"), among the Company, 3794407 Canada Inc. ("Bidco", since renamed Conoco Northern Inc.) and Gulf Canada Resources Limited ("Gulf"), pursuant to which Bidco has offered to acquire all the outstanding ordinary shares of Gulf by means of an all-cash public take-over bid (the "Offer") and a subsequent Compulsory Acquisition or Subsequent Acquisition Transaction (each as defined in the Support Agreement). Such acquisition and all related transactions are referred to herein as the "Acquisition".

          In connection with the foregoing, the Company has requested the Lenders to extend credit to enable it and certain Borrowing Subsidiaries to borrow on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) a principal amount not in excess of US$4,500,000,000 (or the equivalent in Foreign Currencies as provided herein) at any time outstanding. The proceeds of such borrowings are to be used to finance the Acquisition (or to provide liquidity in connection with issuances and sales of commercial paper to finance the Acquisition) and to pay related fees and expenses. The Lenders are willing to extend such credit to the the Company and the Borrowing Subsidiaries on the terms and subject to the conditions herein set forth.

          Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition" has the meaning assigned to such term in the preamble hereto.


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                                                                             2

          "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agent" means the Administrative Agent.

          "Agreement Currency" has the meaning assigned to such term in
Section 10.14(b).

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Creditor" has the meaning assigned to such term in
Section 10.14(b).

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any Eurocurrency Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum (expressed in basis points) set forth below under the caption "Eurocurrency Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

Index Debt Ratings:         Eurocurrency           Facility Fee
   (S&P/Moody's)               Spread                  Rate

    Category 1
 A or higher/A2 or              17.5                    5.0
      higher

    Category 2
       A-/A3                    19.0                    6.0

    Category 3
     BBB+/Baa1                  27.0                    8.0


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                                                                             3

    Category 4
     BBB/Baa2                   40.0                   10.0

    Category 5

     BBB-/Baa3                  62.5                   12.5

    Category 6
 lower than BBB-/lower          82.5                   17.5
     than Baa3


          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

          "Attributable Debt" means, with respect to any Sale- Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be


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                                                                             4

the lesser of the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

          "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Bidco" has the meaning assigned to such term in the preamble hereto.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means the Company or any Borrowing Subsidiary.

          "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

          "Borrowing Minimum" means (a) in the case of a Revolving Borrowing denominated in US Dollars, US$10,000,000 and (b) in the case of a Revolving Borrowing denominated in any Foreign Currency, the smallest amount of such Foreign Currency that has a US Dollar Equivalent in excess of US$10,000,000.

          "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, 1,000,000 units (or, in the case Sterling, 500,000 units) of such currency.

          "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

          "Borrowing Subsidiary" means, at any time, each of the Subsidiaries that (a) is named on the signature pages to this Agreement or (b) has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.18, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.18.

          "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit B-1.

          "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit B-2.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or


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                                                                             5

Houston, Texas are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan denominated in any currency other than Euros, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market and (b) when used in connection with a Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.

          "Calculation Date" means the last Business Day of each calendar month.

          "Canadian Dollars" means the lawful money of Canada.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on May 11, 1999), of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) directors on the date hereof nor (ii) nominated or appointed by a majority vote of the board of directors of the Company.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof (to the extent such interpretation or application has the force of law or an Agent or Lender hereunder determines in good faith that noncompliance therewith would be materially disadvantageous to it in relation to the income to be derived by it under this Agreement) by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (to the extent such guideline or directive has the force of law or an Agent or Lender hereunder determines in good faith that noncompliance therewith would be materially disadvantageous to it in relation to the income to be derived by it under this Agreement) of any Governmental Authority made or issued after the date of this Agreement.


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                                                                             6

          "Closing Date" means the date on which the conditions specified in Sections 4.01 are satisfied (or waived in accordance with Section 10.02).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, expressed as an amount representing the maximum aggregate potential amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is US$4,500,000,000.

          "Committed Currency" means US Dollars and Foreign Currencies.

          "Compulsory Acquisition" has the meaning assigned to such term in the Support Agreement.

          "Consolidated Net Tangible Assets" means at any time, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of the Company and its Subsidiaries, minus (a) all current liabilities of the Company and its Subsidiaries (excluding (i) liabilities that by their terms are extendable or renewable at the option of the obligor to a date more than 12 months after the date of determination and (ii) current maturities of long-term debt) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets of the Company and its Subsidiaries, all as set forth in the most recent consolidated balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Balance Sheet Indebtedness" means on any date all Indebtedness of the Company and its Subsidiaries that would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of such date.

          "Consolidated Total Capitalization" means on any date the sum of (a) Consolidated Total Balance Sheet Indebtedness on such date, (b) shareholders' equity of the Company and its Subsidiaries on such date and (c) to the extent not included in determining shareholders' equity of the Company and its Subsidiaries, the Minority Interests in the Company's Subsidiaries on such date, in each case determined on a consolidated basis in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Effective Date" means the date on which the conditions specified in Sections 4.01 and 4.02 are satisfied (or waived in accordance with Section 10.02).

          "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release of any Hazardous Material or to health and safety matters that have the force of law or are otherwise legally binding on the Company or any Subsidiary.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials or Oil in a manner that results in damage to the environment, (c) exposure to any Hazardous Materials or Oil, (d) the release of any Hazardous Materials or Oil into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period described in Section 4043(b) of ERISA is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Euro" or "E" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Euro/Sterling/Yen Revolving Credit Exposure" means, with respect to any Lender at any time, such Lender's Applicable Percentage of the aggregate amount of the US Dollar Equivalents of the principal amounts of the outstanding Revolving Loans denominated in Euros, Sterling or Yen.

          "Euro/Sterling/Yen Sublimit" means US$1,000,000,000.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Exchange Rate" means on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., Houston, Texas time, on such day on the Reuters [NFX=] Page for such Foreign Currency. In the event that such rate does not appear on any Reuters [NFX=] Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent or, if the Administrative Agent shall so determine, one of its Affiliates in the market where its foreign currency exchange operations in respect of such Foreign Currency


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                                                                             9

are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income, franchise or other taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed by the United States of America or by any other jurisdiction in which such Lender is organized, has its principal office or its applicable lending office on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.14(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.14(a).

          "Existing Credit Agreements" means (i) the Amended and Restated 364-Day Credit Agreement dated as of May 3, 2001, among the Company, the lenders party thereto and the Agent and (ii) the Five-Year Credit Agreement dated as of May 11, 1999, among the Company, the lenders party thereto and the Agent.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company or any other officer or employee that any of the foregoing may, in accordance with the Company's customary business practices, designate to act as a Financial

Officer by notice delivered to the Administrative Agent in accordance with this Agreement.

          "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Currency" means Euros, Sterling, Yen and Canadian Dollars.

          "G-10 Country" means the United States, Canada, Germany, Britain, France, Italy, Japan, Switzerland, Sweden, Belgium and the Netherlands.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business, (y) indemnities entered into in the ordinary course of business and (z) guarantees of performance obligations.

          "Gulf" has the meaning assigned to such term in the preamble hereto.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided that Hazardous Materials shall not include Oil.

          "Hedging Agreement" means any interest hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind representing borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued liabilities incurred in the ordinary course of business),
(d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued liabilities incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others of a type described in clauses (a) through (d) and (g) of this definition, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty supporting Indebtedness of a type described in clauses (a) through (d) and (g) of this definition, (i) all obligations, contingent or otherwise, of such Person to pay bankers' acceptances and (j) all obligations in respect of one or more Hedging Agreements. For purposes of determining Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.05.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending seven, fourteen or twenty-one days, or on the numerically corresponding day in the calendar month that is one, two, three or six months (or with the consent of each Lender making a Loan as part of such Borrowing, any other period), thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period of one month or longer pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding anything else provided herein, no Interest Period shall end after the Maturity Date.

          "Judgment Currency" has the meaning assigned to such term in Section 10.14(b).

          "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Bloomberg's British Banker Association rate page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the currency of such Borrowing in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the currency of such Borrowing with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the currency of such Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

          "Loan Documents" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and each Note delivered pursuant to this Agreement, as such documents may be amended, modified, supplemented or restated from time to time.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or (b) the ability of the Company to perform any of its payment obligations under the Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans) of any one or more of the Company and its Subsidiaries in an aggregate outstanding principal amount exceeding US$100,000,000.

          "Material Subsidiary" means any "significant subsidiary" as defined in Regulation S-X of the Securities and Exchange Commission under the Securities Act of 1933 with all references to "10 percent" contained therein being deemed to be references to "5 percent".

          "Maturity Date" means June 27, 2002.

          "Minority Interest" means, with respect to any Subsidiary of the Company at any date, the equity interest of a Person other than the Company or another Subsidiary in such Subsidiary.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Note" means any promissory note of any Borrower issued pursuant to this Agreement.

          "Obligations" means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any other Borrower under this Agreement or any other Loan Document and (b) all obligations of the Borrowers under each Hedging Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

          "Offer" has the meaning assigned to such term in the preamble hereto.

          "Oil" means oil of any kind or in any form, including but not limited to petroleum or any fractions, distillates or derivatives thereof, fuel oil, sludge, oil refuse, and oil mixed with wastes, but not including any petroleum product or by- product (including crude oil or any fraction thereof) which is specifically listed or designated as a hazardous substance under subparagraphs (A) through (F) of Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et. seq.)

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than income, franchise and similar taxes.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in and any successor entity performing similar functions.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" has the meaning set forth in Section 10.04.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Reset Date" has the meaning assigned to such term in Section
1.06(a).

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) such Lender's Applicable Percentage of the principal amounts of the outstanding Revolving Loans denominated in US Dollars plus (b) such Lender's Applicable Percentage of the aggregate amount of the US Dollar Equivalents of the principal amounts of the outstanding Revolving Loans denominated in Foreign Currencies.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.

          "Sale-Leaseback Transaction" means any arrangement whereby the Company or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such arrangement entered into within 365 days after the acquisition, construction or substantial improvement of the subject property shall not be deemed to be a "Sale-Leaseback Transaction".

          "S&P" means Standard & Poor's Rating Group.

          "Statutory Reserve Rate" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling" or "(pound)" means the lawful money of the United
Kingdom.

          "Subsequent Acquisition Transaction" has the meaning assigned to such term in the Support Agreement.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are required to be consolidated with those of the parent in the parent's consolidated financial statements if such consolidated financial statements were prepared in accordance with GAAP as of such date.

          "Subsidiary" means any subsidiary of the Company.

          "Support Agreement" has the meaning assigned to such term in the preamble hereto.

          "TARGET" means the Trans-European Automated Real-time Gross settlement Express Transfer system.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and each other Loan Document, the Acquisition, the borrowing of Loans and the use of the proceeds thereof.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "US Dollar Equivalent" means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06(b) using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.

          "US Dollars" or "US$" refers to lawful money of the United States of America.

          "Wholly Owned Subsidiary" means any Subsidiary all the equity interests in which (other than directors' qualifying shares and/or other nominal amounts of equity interests that are required to be held by Persons other than the Company or its Wholly Owned Subsidiaries under applicable law) are owned, directly or indirectly, by the Company.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Yen" means the lawful money of Japan.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurocurrency Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurocurrency Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) all references herein to the "date hereof" shall be construed as referring to June 29, 2001, and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action hereunder of an administrative nature by any Borrower shall be deemed to include references to the Company taking such action on such Borrower's behalf and the Agents are expressly authorized to accept any such action taken by the Company as having the same effect as if taken by such Borrower.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after May 11, 1999 in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05. Certain Determinations by Agent and Lenders. Any determination of or certificate delivered by the Administrative Agent or a Lender under Sections 2.11, 2.12, 2.13, 2.14 or 2.17 of this Agreement shall be prima facie evidence of the correctness of such determination or of the matter set forth and shall be binding on the parties hereto unless any other party hereto shall have demonstrated that such determination shall have been made in error or such certificate shall be incorrect or shall not have been prepared based on reasonable assumptions.

          SECTION 1.06. Exchange Rates. (a) Not later than 1:00 p.m., Houston, Texas time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency and (ii) give notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.14 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Foreign Currencies.

          (b) Not later than 5:00 p.m., Houston, Texas time, on each Reset Date and each date on which Revolving Loans denominated in any Foreign Currency are made, the Administrative Agent shall (i) determine the aggregate amount of the US Dollar

Equivalents of the principal amounts of the Loans denominated in Foreign Currencies then outstanding (after giving effect to any Loans denominated in Foreign Currencies made or repaid on such date) and (ii) notify the Lenders and the Company of the results of such determination.

          SECTION 1.07. Redenomination of Certain Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

          (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent in consultation with the Company may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                  ARTICLE II

                                  The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in any Committed Currency in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment, (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments or (c) the sum of the total Euro/Sterling/Yen Revolving Credit Exposures exceeding the Euro/Sterling/Yen Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other

Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

          (b) Subject to Section 2.11, (i) each Revolving Loan denominated in a Foreign Currency shall be comprised entirely of Eurocurrency Loans and (ii) each Revolving Loan denominated in US Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing and at the time that any ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than the Borrowing Minimum and an integral multiple of the Borrowing Multiple. Notwithstanding the foregoing,

          (i) any Borrowing denominated in US Dollars may be in an aggregate amount that is equal to the entire unused balance of the total Commitments;

          (ii) any Borrowing denominated in Canadian Dollars may be in an aggregate amount the US Dollar Equivalent of which is equal to the entire unused balance of the total Commitments; and

          (iii) any Borrowing denominated in Euros, Sterling or Yen may be in an aggregate amount the US Dollar Equivalent of which is equal to the excess of (A) the Euro/Sterling/Yen Sublimit over (B) the total Euro/Sterling/Yen Revolving Credit Exposures (without counting such Borrowing).

Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Revolving Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in US Dollars, not later than 10:00 a.m., Houston, Texas time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 10:00 a.m., Houston, Texas time, four Business Days before the date of the proposed Borrowing and

(c) in the case of an ABR Borrowing, not later than 10:00 a.m., Houston, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit D or such other form as shall be approved by the Administrative Agent and the Company and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

          (ii) the currency and the aggregate principal amount of the requested Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) in the case of a Borrowing denominated in US Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

          (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no currency is specified with respect to any Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (i) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, and (ii) in the case of a Borrowing denominated in a Foreign Currency, a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in Houston, Texas or such other location as may be specified by such Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld) and designated by such Borrower in the applicable Borrowing Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) if such Borrowing is denominated in US Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (y) if such Borrowing is denominated in a Foreign Currency, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, or
(ii) in the case of a Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.05. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided that no Borrower may elect to convert any Borrowing denominated in a Foreign Currency to an ABR Borrowing. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, a Borrower (or the Company on its behalf) shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under
Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower (or the Company on its behalf).

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If a Borrower requests in any such Interest Election Request a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall become due and payable on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in a Foreign Currency may be continued for an Interest Period of more than one month's duration, (ii) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a Eurocurrency Borrowing and (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the Revolving Credit Exposures of all the Lenders would exceed the total Commitments.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and accrued interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or accrued interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit E or such other form as shall be approved by the Administrative Agent and the Company. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.08. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

          (b) In the event and on each occasion that:

          (i) the aggregate Revolving Credit Exposures exceed 105% of the total Commitments, or

          (ii) the aggregate Euro/Sterling/Yen Revolving Credit Exposures exceed 105% of the Euro/Sterling/Yen Sublimit,

then, in either case, the Borrowers shall promptly prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess. The Administrative Agent shall promptly notify the Company in the event it determines that any prepayment is required under this paragraph and the Borrowers shall make such prepayment no later than the second Business Day following such notice.

          (c) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 10:00 a.m., Houston, Texas time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 10:00 a.m., Houston, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

          SECTION 2.09. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender participation fees on the Effective Date in the amounts separately agreed upon among the Borrowers, the Lenders and the Administrative Agent.

          (b) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which the Commitments shall have terminated and the Lenders shall have no further Revolving Credit Exposures. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) For any day on which the aggregated US Dollar Equivalents of the outstanding principal amounts of Loans shall be greater than 33% of the total Commitments, the Borrowers shall pay to the Administrative Agent for the account of each Lender a utilization fee equal to 0.10% per annum on the aggregate amount of each Lender's outstanding Loans on such day. Accrued and unpaid utilization fees, if any, shall be payable on the last day of each March, June, September and December and on the date on which the Commitments shall have terminated and the Lenders shall have no Revolving Credit Exposures. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) The Borrowers agree to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between any Borrower and the Administrative Agent.

          (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of participation fees, facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph
(a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

          (a) the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in such currency to, or continuation of any Revolving Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued (A) if such currency is the US Dollar, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (B) if such currency is a Foreign Currency, shall be repaid on the last day of the Interest Period applicable thereto and (ii) any Borrowing Request for a Eurocurrency Revolving Borrowing denominated in such currency (A) if such currency is the US Dollar, shall be deemed a request for an ABR Borrowing and (B) if such currency is a Foreign Currency, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

          SECTION 2.12. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender in good faith determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) If the cost to any Lender of making or maintaining any Loan to any Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, then from time to time the Company will pay or cause such Borrowing Subsidiary to pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such cost incurred or reduction suffered.

          (d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Company. The Company shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

          (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.16, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be equal to an amount determined in good faith by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for US Dollar deposits of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.14. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as determined in good faith by the Administrative Agent or the applicable Lender to be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrowers shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section
2.14 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this paragraph (f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

          SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, accrued interest, or fees, or of amounts payable under Section 2.12, 2.13, 2.14 or 2.17, or otherwise) prior to 11:00 a.m., Houston, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Houston, Texas or at such other offices as the Administrative Agent shall from time to time specify in a notice delivered to the Company; provided that payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03 shall be made directly to the Persons entitled thereto; provided further that payments denominated in a Foreign Currency required to be made hereunder shall be made to the Administrative Agent at its offices in London. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under each other Loan Document shall be made (i) in the case of any payment in respect of the principal of or interest on any Loan, in the currency of such Loan, and (ii) in the case of any other payment, in US Dollars. Unless otherwise agreed by the Borrowers and the Lenders (and without prejudice to the rights of the Lenders under Article IX), all amounts payable under Sections 2.12, 2.13, 2.14 and 2.17 shall be borne by the Borrowers equally, except when the amount payable relates to a particular Loan, in which case the amount payable shall be the obligation of the Borrower to which that Loan was made.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent from any Borrower to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of accrued interest and fees then due from such Borrower to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with accrued interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at, to the extent permitted by law, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.16. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12 or 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12, 2.14 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.12 or additional interest under section 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12, payments required to be made pursuant to Section 2.14 or additional interest required to be paid pursuant to Section 2.17, such assignment will result in a reduction in such compensation, payments or additional interest. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Nothing in Section 2.16 shall limit any right or remedy any Borrower may have against any defaulting Lender.

          SECTION 2.17. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans in any Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit F hereto.

          (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans in any Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender and notified to the relevant Borrower (with a copy to the Administrative Agent) in the form of a certificate setting forth such additional interest at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

          (d) Failure or delay on the part of any Lender to demand additional interest pursuant to this Section shall not constitute a waiver of such Lender's right to demand such additional interest; provided that no Borrower shall be required to pay additional interest to a Lender pursuant to this Section for any increased costs incurred more than 90 days prior to the date that such Lender notifies the relevant Borrower of the circumstances giving rise to such increased costs; provided further that, if the circumstances giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.18. Borrowing Subsidiaries. On or after the Closing Date, the Company may designate any Wholly Owned Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement) at a time when any principal of or interest on any

Loan to such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

                                  ARTICLE III

                        Representations and Warranties

          Each of the Company and the Borrowing Subsidiaries represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each Borrower and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.02. Authorization; Enforceability. The Transactions are within each Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Agreement and each other Loan Document has been, and each Note when delivered hereunder will have been, duly executed and delivered by each Borrower party thereto. This Agreement and each other Loan Document constitutes, and each Note when delivered hereunder will constitute, a legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable material law or regulation, (c) will not violate the charter, by-laws or other organizational documents of any Borrower or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or its assets, and (e) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries (other than Permitted Liens).

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statement of income, stockholders' equity and accumulated other comprehensive loss and cash flows as of and for the fiscal year ended December 31, 2000, reported on by PriceWaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

          (b) Since December 31, 2000, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

          SECTION 3.05. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions and could reasonably be expected adversely to affect the enforceability of any material provision of this Agreement or any other Loan Document.

          (b) Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability based on damage to the environment, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          SECTION 3.06. Compliance with Laws and Agreements. The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.07. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.08. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          SECTION 3.11. Federal Reserve Regulations. No part of the proceeds of any Loans will be used in violation of the provisions of the regulations of Regulation U of the Board. Not more than 25% of the assets subject to the restrictions of Section 6.02 or 6.04 will at any time consist of Margin Stock (as defined in Regulation U of the Board).

                                  ARTICLE IV

                                  Conditions

          SECTION 4.01. Closing Date. On the date hereof (the "Closing Date") each of the following conditions shall have been satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) Wayne C. Byers, Senior Counsel of the Company, substantially in the form of Exhibit C-1 and (ii) Canadian counsel of the Company, substantially in the form of Exhibit C-2, and in each case covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) of each Borrower, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement, any other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

          SECTION 4.02. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 10.02):

          (a) Bidco shall have accepted the ordinary shares of Gulf tendered in the Offer in accordance with applicable law and the terms of the Support Agreement without modification or waiver of any material term or condition of the Offer (other than any modification or waiver that would not have a material adverse effect on the current credit quality of the Company), and Bidco shall have accepted pursuant to the Offer a sufficient percentage of the outstanding ordinary shares of Gulf to permit the acquisition of the remaining Gulf ordinary shares through a Compulsory Acquisition or Subsequent Acquisition Transaction in accordance with applicable law.

          (b) After giving effect to the completion of the Offer and the other transactions contemplated in connection with the Acquisition, the assets and liabilities of the Company and Gulf shall be consistent in all material respects with the pro forma financial information heretofore delivered to the Administrative Agent, and the Company and its Subsidiaries (including Gulf and its subsidiaries) shall have outstanding no indebtedness other than (i) indebtedness existing under or permitted by the Company's Existing Credit Agreements and (ii) short-term indebtedness issued under the Company's commercial paper program.

          (c) All requisite governmental authorities and third parties shall have approved or consented to the Acquisition to the extent such approvals or consents are required under applicable laws or agreements or otherwise and are material, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Acquisition or the other transactions contemplated hereby. There shall be no litigation or administrative action that could reasonably be expected to have a Material Adverse Effect.

          (d) Any amendment, waiver or other modification of the Existing Credit Agreements required in connection with the Acquisition, this Agreement or the transactions contemplated hereby shall have become effective and shall be satisfactory in all respects to the Administrative Agent.

          (e) The Administrative Agent shall have received a certificate, dated the date of such initial Borrowing and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
     Section 4.03.

          (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 11:59 p.m., Houston, Texas time, on November 30, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.03. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing which increases the aggregate principal amount of the outstanding Loans of any Lender is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrowers set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing except to the extent that such representations and warranties relate to a prior date in which case such representations and warranties shall be true as of such prior date.

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing that increases the aggregate principal amount of the outstanding Loans of any Lender shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

          SECTION 4.04. Initial Borrowing by each Borrowing Subsidiary. The obligation of each Lender to make Loans to any Borrowing Subsidiary (other than the Borrowing Subsidiaries party hereto on the date hereof) is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

          (a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary's Borrowing Subsidiary Agreement, duly executed by all parties thereto.

          (b) The Administrative Agent shall have received such documents and certificates, including such opinions of counsel, as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (to the extent such concept is relevant to such Person in its jurisdiction of organization) of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters reasonably relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                                   ARTICLE V

                             Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders as to itself and its Subsidiaries and each Borrowing Subsidiary covenants and agrees with the Lenders as to itself and its subsidiaries that:

          SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

          (a) within 95 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statement of income, stockholders' equity and accumulated other comprehensive loss and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied except for changes concurred in by the Company's independent public accountants, which financial statements may be furnished by delivery of any public filings pursuant to clause (d) of this Section 5.01 containing such financial statements;

          (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income, stockholders' equity and accumulated other comprehensive loss and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied except for changes concurred in by the Company's independent public accountants, subject to normal year-end audit adjustments and the absence of footnotes, which financial statements may be furnished by delivery of any public filings pursuant to clause (d) of this Section 5.01 containing such financial statements;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.07;

          (d) promptly after the same become publicly available, copies of all periodic and other reports and proxy statements filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

          (e) promptly following any request therefor, such other information regarding the operations, business and financial condition of the Company or any Material Subsidi ary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

          SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender written notice of the following promptly after any Financial Officer obtains actual knowledge thereof:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other Financial Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit (a) any merger, consolidation, liquidation or dissolution permitted under Section 6.04 or (b) any failure to preserve, renew or keep in full force and effect the existence of any Subsidiary or any right, license, permit, asset, privilege or franchise of the Company or any Subsidiary if such failure could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obliga tions, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and force majeure excepted, unless the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare financial statements in accordance with GAAP. The Company will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender through the Administrative Agent, upon reasonable prior notice and, so long as no Event of Default shall have occurred and be continuing, at such Person's expense, subject to Section 10.12, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Company shall have the right to have a representative present at all such times.

          SECTION 5.07. Compliance with Laws and Agreements. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, including Environmental Laws and ERISA, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only to finance the Acquisition (or to provide liquidity in connection with issuances and sales of commercial paper to finance the Acquisition) and to pay related fees and expenses. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          SECTION 5.09. Completion of Acquisition. The Company shall use its best efforts to complete the Acquisition (including a Compulsory Acquisition or Subsequent Acquisition Transaction) as soon as practicable.

                                  ARTICLE VI

                              Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders as to itself and its Subsidiaries and each Borrowing Subsidiary covenants and agrees with the Lenders as to itself and its subsidiaries that:

          SECTION 6.01. Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder;

          (b) Indebtedness existing on May 11, 1999 or incurred pursuant to commitments existing on May 11, 1999 in an amount not in excess of US$350,000,000 and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or commitments to lend in respect thereof;

          (c) Indebtedness of any Subsidiary to the Company or any other Subsidiary;

          (d) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement by any Subsidiary of any fixed or capital assets and related inventory and intangible assets, including Capital Lease Obligations and any Indebtedness incurred or assumed in connection with the acquisition, construction or improvement of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 365 days after such acquisition or the later of the completion of such construction or improvement or the date of commercial operation of the assets constructed or improved;

          (e) Indebtedness of any Person that becomes a Subsidiary after May 11, 1999; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

          (f) Indebtedness of any Subsidiary as an account party in respect of letters of credit backing obligations of any Subsidiary;

          (g) Indebtedness of any Subsidiary incurred to fund the cost of exploration, drilling or development of any property of the Company or any Subsidiary; and

          (h) Indebtedness consisting of industrial development, pollution control or other revenue bonds or similar instruments issued or guaranteed by any Governmental Authority;

          (i) Indebtedness secured by Liens permitted under Section 6.02 (l) and (m); and

          (j) Other Indebtedness not expressly permitted by clauses (a) through (h) above; provided that the sum of (i) the Indebtedness permitted by this clause (j), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by Section 6.02(o) and
     (iii) the Attributable Debt permitted by Section 6.03(b) does not at any time exceed 15% of Consolidated Net Tangible Assets.

          SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, maritime and other like Liens imposed by law, arising in the ordinary course of business;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clauses (j) or (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company and the Subsidiaries taken as a whole;

          (g) any Lien on any property or asset of the Company or any Subsidiary existing on May 11, 1999 (or an improvement or accession thereto or proceeds therefrom); provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and
     (ii) such Lien shall secure only those obligations which it secures on May 11, 1999 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (h) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary other than improvements and accessions thereto and proceeds thereof and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (i) Liens on fixed or capital assets and related inventory and intangible assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction or improvement or the date of commercial operation of the assets constructed or improved, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Company or any Subsidiary;

          (j) Liens on assets securing Indebtedness incurred to fund the cost of exploration, drilling and development of such assets;

          (k) Liens securing industrial development, pollution control or other revenue bonds or similar instruments issued or guaranteed by any Governmental Authority;

          (l) Liens in favor of any Governmental Authority to secure obligations pursuant to the provisions of any contract or statute;

          (m) Liens arising as a result of the sale or transfer of (i) oil, gas or other minerals in place for a period of time until, or in an amount that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or
     (ii) any other interest in property of the character commonly referred to as a "production payment";

          (n) Liens to secure obligations of a Subsidiary to the Company or any other Subsidiary; and

          (o) Liens not expressly permitted by clauses (a) through (n) above; provided that the sum of (i) the Indebtedness permitted by Section 6.01(j), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by this clause (o) and (iii) the Attributable Debt permitted by Section 6.03(b) does not at any time exceed 15% of Consolidated Net Tangible Assets.

          SECTION 6.03. Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction except:

          (a) Sale-Leaseback Transactions to which the Company or any Subsidiary was a party as of May 11, 1999; and

          (b) other Sale-Leaseback Transactions; provided that the sum of (i) the Indebtedness permitted by Section 6.01(j), (ii) the aggregate principal amount of outstanding obligations secured by Liens permitted by
     Section 6.02(o) and (iii) the aggregate Attributable Debt in respect of Sale-Leaseback Transactions permitted by this clause (b) does not at any time exceed 15% of Consolidated Net Tangible Assets.

          SECTION 6.04. Fundamental Changes. (a) The Company will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and including by means of any merger or sale of capital stock or otherwise) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Person may merge with or into or consolidate with the Company if (i) the Company is the surviving Person or the surviving Person (a) is organized under the laws of any G-10 Country or any State of any G-10 Country and (b) assumes all of the Company's obligations under this Agreement and (ii) after giving effect to such transaction no Default shall exist.

          (b) The Company will not individually, nor will it and its Subsidiaries when taken as a whole, engage in any other business if as a result the Company and its Subsidiaries would not be primarily engaged in the energy business.

          SECTION 6.05. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions existing on May 11, 1999,
(b) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (c) transactions between or among the Company and its Subsidiaries and their respective employee benefit plans and related trusts not involving any other Affiliate and (d) transactions among the Company and the Subsidiaries or among the Subsidiaries.

          SECTION 6.06. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests or to make or repay loans or advances to the Company or any other Subsidiary, other than (a) restrictions and conditions imposed by law or by this Agreement, (b) restrictions and conditions existing on May 11, 1999, (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or its assets pending such sale; provided such restrictions and conditions apply only to the Subsidiary or its assets that is to be sold and such sale is permitted hereunder, (d) restrictions applicable to project finance or special purpose Subsidiaries, the obligations of which are not guaranteed by (other than pursuant to temporary construction or similar guarantees) and have only limited recourse to the Company and its other Subsidiaries (other than subsidiaries of such project finance or special purpose subsidiaries), (e) customary provisions in leases and other contracts restricting the assignment thereof, (f) restrictions or conditions relating to any assets acquired after May 11, 1999, so long as such restrictions relate only to the assets so acquired and are not created in anticipation of such acquisition, (g) restrictions and conditions relating to any Indebtedness of any Subsidiary existing as of the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition), (h) restrictions and conditions agreed to in connection with a refinancing of Indebtedness under agreements containing restriction or conditions referred to in the foregoing clause (b), so long as the restrictions and conditions contained in any such refinancing agreement are not, in the good faith judgment of the Company, more restrictive, taken as a whole, than the those contained in such original agreements, (i) restrictions and conditions constituting restrictions on the sale or other disposition of any property securing Indebtedness as a result of a Lien permitted by Section 6.02 on such property, (j) customary restrictions on cash deposits or other assets imposed by customers under contracts entered into in the ordinary course of business, and (k) restrictions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

          SECTION 6.07. Debt to Capitalization Ratio. The Company will not permit the ratio of Consolidated Total Balance Sheet Indebtedness to Consolidated Total Capitalization during any of the periods set forth below to exceed the ratio set forth opposite such period:

              Period                            Ratio

          Through March 31, 2002              0.650:1.00
          Thereafter                          0.600:1.00


                                  ARTICLE VII

                               Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) any principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any accrued interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 10 days;

          (c) any representation or warranty made or deemed made by or on behalf of any Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any respect material to the rights or interests of the Lenders when made or deemed made;

          (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company's existence only) or 5.08 or in Article VI;

          (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days (or, if such failure is capable of being cured and such Borrower is proceeding with diligence to effect a cure, 60 days) after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of the Required Lenders);

          (f) Material Indebtedness of the Company and/or its Subsidiaries shall (i) not be paid at maturity (or, if any grace periods shall be applicable, within such grace periods), (ii) be declared to be due and payable prior to the stated maturity thereof or (iii) be required to be prepaid, redeemed or repurchased, other than by a regularly scheduled required prepayment, redemption or repurchase, prior to the stated maturity thereof;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

          (i) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j) any one judgment for the payment of money in an amount not covered by insurance in excess of US$100,000,000, or one or more judgements for the payment of money in an aggregate amount not covered by insurance in excess of US$150,000,000, shall be rendered against the Company, any Subsidiary or any combination thereof and in either case shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment or judgments;

          (k) an ERISA Event shall have occurred that, in the good faith opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

          (l) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the the Borrowers and the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate or other notice of any kind, all of which are, to the extent permitted by applicable law, hereby waived by the Company; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however, that notwithstanding anything to the contrary contained herein, the Commitments shall terminate immediately and simultaneously upon any acceleration of the Loans under clause (ii) above, without any further action by any party hereto.

                                 ARTICLE VIII

                                   The Agent

          Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company, any Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Company or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan

Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

          The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it, to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub- agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, which appointment shall be approved by the Company so long as no Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which appointment shall be approved by the Company so long as no Event of Default has occurred and is continuing. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

          None of the Co-Documentation Agents nor the Co- Syndication Agents, in their capacity as a syndication agent or a documentation agent, shall have any duties or responsibilities under this Agreement.

                                  ARTICLE IX

                                   Guarantee

          In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrowing Subsidiaries. The Company further agrees that the due and punctual payment of the Obligations of the Borrowing Subsidiaries may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

          The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement any Borrowing Subsidiary Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other Loan Document or agreement; (d) the failure or delay of any Lender to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Lender to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

          The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or Subsidiary or any other Person.

          The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

          The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders in cash an amount equal the unpaid principal amount of such Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

          Upon payment in full by the Company of any Obligation of any Borrowing Subsidiary, each Lender shall, in a reasonable manner, assign to the Company the amount of such Obligation owed



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                                                                             57

to such Lender and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender). Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders (it being understood that, after the discharge of all the Obligations due and payable from such Borrowing Subsidiary, such rights may be exercised by the Company notwithstanding that such Borrowing Subsidiary may remain contingently liable for indemnity or other Obligations).

                                   ARTICLE X

                                 Miscellaneous

          SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or nationally recognized overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to it at 600 North Dairy Ashford, Houston, Texas, 77079, Attention of the Treasurer (Telecopy No. (281) 293-4213);

          (b) if to any Borrowing Subsidiary, to it in care of the Company as provided in paragraph (a) above;

          (c) if to the Administrative Agent, to The Chase Manhattan Bank Agency Services Group, 1 Chase Manhattan Plaza, New York, New York 10081, Attention of Debbie Rockower (Telecopy No. (212) 552-2261), with a copy to The Chase Manhattan Bank, 600 Travis Street, 20th Floor, Houston, Texas 77002, Attention of Beth Lawrence (Telecopy No. (713) 216-8870) and, with respect to any Borrowing denominated in a Foreign Currency, with a copy to The Chase Manhattan Bank, 9 Thomas More Street, London E1 W1, United Kingdom, Attention of Steve Hurford (Telecopy No. 44-207-777-2360);and

          (d) if to any other Lender, to it at its address (or telecopy number) set forth on Schedule 10.01.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.



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                                                                             58

          SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders and, in the case of any other Loan Document, each applicable Borrower (or the Company on behalf of such Borrower); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any accrued interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or (vi) release the Company from its obligations under
Article IX, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates (and the Lenders for documentary taxes), including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution and delivery of the credit documentation and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) any unusual or extraordinary reasonable out-of-pocket expenses of the Agent and its Affiliates associated with the administration of the Loan Documents as long as the incurrence of such expenses is approved by the Company before such expenses are incurred and (iii) all reasonable out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement of its rights under this Agreement or any other Loan Document.

          (b) The Company shall indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee as a result of
(i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding directly relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee. Each Indemnitee agrees that it will contest any indemnified claim if requested by the Company, in a manner reasonably directed by the Company, with counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Any Indemnitee that proposes to settle or compromise any indemnified claim for which the Borrowers may be liable for payment of indemnity shall give the Company written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Company's prior written consent, which consent shall not be unreasonably withheld; provided that nothing in this sentence or the proceeding sentence shall restrict the right of any person to settle or compromise any claim for which indemnity would be otherwise available on any terms if such person waives its right to indemnity from the Borrowers in respect of such claim.

          (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Agent, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld on or after the date nine months after the date hereof), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$10,000,000 unless each of the Company and the Administrative Agent otherwise consent,
(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.17 and 10.03)(but only to the extent such Lender notifies the Company of any claim under such Section within 90 days after it obtains knowledge thereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.15(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.14 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.14 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.14(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special



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                                                                             63

purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof (iii) such Granting Lender's other obligations under this Agreement shall remain unchanged, (iv) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of its Granting Lender to the same extent, and as if, such Loan were made by its Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis, to the extent such disclosure would be permitted under Section 10.12 as if such SPC were a Lender, any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. Any agreement under which any assignment described in the foregoing paragraph shall have been made shall provide that the Granting Lender shall retain the right to enforce the agreement or approve any amendment, modification or waiver of any provision of the Loan Documents.

          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein, in the other Loan Documents and in the certificates or other instru ments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been



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                                                                             64

relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 2.17, 10.03 and 10.14, Article VIII and, in respect of the foregoing provisions, Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and the Borrower and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. If (a) an Event of Default shall have occurred and be continuing and (b) the principal of the Loans and accrued and unpaid interest thereon shall have been accelerated, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees to promptly notify the Company after any such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to hereto or thereto to serve process in any other manner permitted by law.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR



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                                                                             66

RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Confidentiality. The Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who have a reason to use such Information in connection with the administration of this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and agree to use the Information solely for purposes of such administration), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of any Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than a Borrower or any of its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after May 11, 1999, such information is clearly identified at the time of delivery as confidential. The Agent and each of the Lenders hereunder has established procedures designed to protect the confidentiality of non-public information in its possession. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   CONOCO INC.,

                                    by
                                      /s/ Sigmund L. Cornelius
                                     ------------------------------------------
                                     Name:  Sigmund L. Cornelius
                                     Title: Treasurer

                                   CONOCO FUNDING COMPANY,

                                    by
                                      /s/ Sigmund L. Cornelius
                                     ------------------------------------------
                                     Name:  Sigmund L. Cornelius
                                     Title: Treasurer

                                   THE CHASE MANHATTAN BANK, individually
                                   and as Administrative Agent,

                                     by
                                       /s/ Beth Lawrence
                                      ----------------------------------------
                                      Name:  Beth Lawrence
                                      Title: Managing Director

                                   BANK OF AMERICA, N.A., individually
                                   and as Co-Syndication Agent,

                                    by
                                      /s/ James R. Allred
                                     ------------------------------------------
                                     Name:  James R. Allred
                                     Title: Managing Director

                                   CITIBANK, N.A., individually and as
                                   Co-Syndication Agent,

                                    by
                                      /s/ Rob T. Jokhai
                                     ------------------------------------------
                                     Name:  Rob T. Jokhai
                                     Title: Vice President

                                   DEUTSCHE BANK AG NEW YORK BRANCH, as
                                   Co-Syndication Agent,

                                    by
                                      /s/ Michael E. Keating
                                     ------------------------------------------
                                     Name:  Michael E. Keating
                                     Title: Managing Director

                                    by
                                      /s/ Hans C. Narberhaus
                                     ------------------------------------------
                                     Name:  Hans C. Narberhaus
                                     Title: Vice President

                                   DEUTSCHE BANK AG NEW YORK BRANCH
                                   AND/OR CAYMAN ISLANDS BRANCH,


                                    by
                                      /s/ Michael E. Keating
                                     ------------------------------------------
                                     Name:  Michael E. Keating
                                     Title: Managing Director

                                    by
                                      /s/ Hans C. Narberhaus
                                     ------------------------------------------
                                     Name:  Hans C. Narberhaus
                                     Title: Vice President

                                   THE ROYAL BANK OF SCOTLAND PLC,
                                   individually and as Co-Syndication
                                   Agent,

                                    by
                                      /s/ P.J. Dundee
                                     -----------------------------------------
                                     Name:  P.J. Dundee
                                     Title: Senior Vice President

                                    CREDIT SUISSE FIRST BOSTON,
                                    individually and as Managing Agent,


                                     by /s/ Paul L. Colon
                                        ---------------------------------------
                                        Name:  Paul L. Colon
                                        Title: Vice President

                                     by /s/ James P. Moran
                                       ----------------------------------------
                                       Name:  James P. Moran
                                       Title: Director